UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 19, 2012 (June 14, 2012)

ARKANSAS BEST CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification No.)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)	72903 (Zip Code)

(479) 785-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On June 14, 2012, Arkansas Best Corporation (Nasdaq: ABFS) (“Arkansas Best”, “we”, “our”, or “us”) entered into a definitive stock purchase agreement, dated as of June 13, 2012 (the “Purchase Agreement”), with Panther Expedited Services, Inc., a Delaware corporation (“Panther Expedited”), the common and preferred stockholders of Panther Expedited (the “Sellers”), and Fenway Panther Holdings, LLC, a Delaware limited liability company, in its capacity as Sellers’ Representative.

Pursuant to the Purchase Agreement, on June 15, 2012, a wholly-owned subsidiary of Arkansas Best purchased from the Sellers all of Panther Expedited’s issued and outstanding Cumulative Preferred Stock, par value $0.01 per share, and Common Stock, par value $0.01 per share (collectively, the “Panther Stock”), for an aggregate purchase price of approximately $180 million, less Panther Expedited’s outstanding debt, and subject to certain other adjustments and a post-closing true-up (the “Transaction”).  As a result of the Transaction, Panther Expedited became an indirect wholly-owned subsidiary of Arkansas Best and all of Panther Expedited’s previously outstanding debt was repaid.

In connection with the Transaction, on June 15, 2012, Arkansas Best and certain of its subsidiaries entered into a $100.0 million secured term loan facility with U.S. Bank National Association, as Administrative Agent and as a lender, Branch Banking and Trust Company and PNC Bank, National Association, as syndication agents and as lenders, Regions Bank, as a lender, and The First National Bank of Fort Smith, as a lender (the “Financing”), to finance a portion of the Transaction.  (See Item 2.03 below for a description of the Financing.) The balance of the funds needed to pay the consideration payable to the Sellers and others in the Transaction was funded out of Arkansas Best’s available cash.

The Sellers, Panther Expedited and Arkansas Best, made detailed representations, warranties and covenants in the Purchase Agreement.  Each party’s obligation to consummate the Transaction was generally conditioned upon, among other things, (i) the counterparties’ representations and warranties being true, in all material respects, as of the closing, (ii) the counterparties’ performance, in all material respects, of all covenants required to be performed prior to closing, (iii) the receipt of all documents, instruments, certificates or other items required to be delivered at or as of the closing by the other parties to the Purchase Agreement, and (iv) the absence of legal matters prohibiting the Transaction.  Additionally, Arkansas Best’s obligation to consummate the Transaction was conditioned upon the consummation of the Financing and the continued employment of certain executive officers of Panther Expedited.

The Purchase Agreement provides for certain indemnification obligations of the Sellers and Arkansas Best.  At closing $22.5 million was placed in escrow to secure the Sellers’ indemnification obligations to Arkansas Best as well as the post-closing true up of the purchase price.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Panther Expedited or the parties to the Purchase Agreement. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged among the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Arkansas Best, the Sellers or Panther Expedited or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Arkansas Best’s public disclosures.

The disclosure contained in Item 2.03 below is incorporated herein by reference.

Item 2.01 — Completion of Acquisition or Disposition of Assets.

The disclosure contained in Item 1.01 above is incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2012, Arkansas Best entered into a Credit Agreement (the “Credit Agreement”) by and among Arkansas Best and certain of its subsidiaries that become party thereto from time to time, as borrowers, U.S. Bank National Association and the other financial institutions named therein, as lenders, and U.S. Bank National Association, as administrative agent (“Administrative Agent”).  Pursuant to the Credit Agreement, the lenders party thereto provided a $100.0 million secured term loan (the “Term Loan”) to Arkansas Best, which Term Loan was used to finance the Transaction described in Item 1.01 above.  The Credit Agreement also provides Arkansas Best with the right to add revolving commitments thereunder up to an aggregate amount of $75.0 million (the “Accordion Feature”), subject to the satisfaction of certain additional conditions provided therein.

The Term Loan is secured by: (i) a lien on certain of the assets of Arkansas Best and its Material Domestic Subsidiaries (as defined in the Credit Agreement) and (ii) pledges of 100% of the equity interests in certain of Arkansas Best’s domestic subsidiaries and 65% of the equity interests in certain of Arkansas Best’s foreign subsidiaries.  The indebtedness under the Credit Agreement, along with certain hedging obligations owed to lenders or their affiliates and certain other obligations owed to lenders or their affiliates, are cross-guaranteed by Arkansas Best and certain of its direct and indirect wholly-owned subsidiaries.

The Term Loan matures on June 15, 2017 (the “Termination Date”) and borrowings under the Credit Agreement can either be, at the applicable borrower’s election: (i) at the Alternate Base Rate (as defined in the Credit Agreement) plus a spread ranging from 0.25% to 1.50% or (ii) at the Eurodollar Rate (as defined in the Credit Agreement) plus a spread ranging from 1.25% to 2.50%.  The applicable spread is dependent upon Arkansas Best’s Adjusted Leverage Ratio (as defined in the Credit Agreement) as of the last day of the fiscal quarter referred to in the most recent financials delivered by Arkansas Best to the Administrative Agent pursuant to the Credit Agreement.  Interest accrued on each Base Rate Advance (as defined in the Credit Agreement) is payable in arrears on the last Business Day of each calendar quarter and on the Termination Date.  Interest accrued on each Eurodollar Advance (as defined in the Credit Agreement) is payable on the last day of the applicable interest period, on such sooner date as such Eurodollar Advance is prepaid, on the Termination Date and, in the case of Eurodollar Advances with interest periods greater than three months, on the last Business Day of each three-month interval during such interest period.

Commencing September 30, 2012, the outstanding principal of the Term Loan is required to be repaid by Arkansas Best in quarterly installments, each in an aggregate principal amount ranging from $2.5 million to $4.375 million, with any remaining unpaid principal to be paid in full on the Termination Date.  Upon the occurrence of certain events, including asset sales by Arkansas Best and its subsidiaries exceeding $15.0 million in the aggregate in any fiscal year, receipt by such persons of insurance or condemnation proceeds, the incurrence by such persons of subordinated indebtedness (other than up to $10.0 million in connection with Permitted Acquisitions (as defined in the Credit Agreement) or other acquisitions consented to by the lenders) and certain sale and leaseback transactions involving consideration payable to Arkansas Best or its subsidiaries exceeding $15.0 million at any time outstanding, the net proceeds of such events must be used to prepay the Term Loan unless they are otherwise reinvested in accordance with the terms and conditions of the Credit Agreement.  Arkansas Best may prepay all loans under the Credit Agreement at any time without penalty or prepayment premium, except for payment of certain breakage and related costs.

The Credit Agreement contains customary covenants including, but not limited to, (i) a minimum fixed charge coverage ratio and a maximum adjusted leverage ratio and (ii) limitations on incurrence of debt, investments, liens on assets, transactions with affiliates, mergers, consolidations, purchases and sales of assets. The Credit Agreement also includes customary events of default, conditions, representations and warranties and indemnification provisions.

Upon the occurrence, and during the continuance, of an Event of Default (as defined in the Credit Agreement), including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants or agreements under the Credit Agreement, and certain defaults of other indebtedness, the Administrative Agent may terminate the obligation of the lenders under the Credit Agreement to make advances and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of insolvency (as defined in the Credit Agreement), the obligation of each lender to make advances shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Affiliates of certain of the lenders under the Credit Agreement have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to Arkansas Best and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions.

FORWARD LOOKING STATEMENTS

Certain statements and information in this Current Report Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.   The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•                  general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and limit our customers’ access to adequate financial resources;

•                  the successful integration of Panther Expedited;

•                  relationships with employees, including unions;

•                  union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans;

•                  competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges;

•                  availability of fuel;

•                  availability and cost of reliable third-party services;

•                  the timing and amount of capital expenditures;

•                  future costs of operating expenses such as fuel and related taxes;

•                  self-insurance claims and insurance premium costs;

•                  governmental regulations and policies;

•                  future climate change legislation;

•                  availability and cost of capital and financing arrangements;

•                  the cost and timing of growth initiatives;

•                  the impact of our brand and corporate reputation;

•                  the cost, integration and performance of any future acquisitions;

•                  costs of continuing investments in technology and the impact of cyber incidents;

•                  weather conditions; and

•                  other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best’s Securities and Exchange Commission (“SEC”) public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

2.1

Stock Purchase Agreement, dated as of June 13, 2012, among Panther Expedited Services, Inc., the stockholders of Panther Expedited Services, Inc., Arkansas Best Corporation, and Fenway Panther Holdings, LLC, in its capacity as Sellers’ Representative (1)

10.1

Credit Agreement, dated as of June 15, 2012, among Arkansas Best Corporation and certain of its Subsidiaries from time to time party thereto as Borrowers, U.S. Bank National Association, as Administrative Agent, Branch Banking and Trust Company and PNC Bank, National Association, as Syndication Agents, and the Lenders party thereto

(1)       The schedules and exhibits to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Arkansas Best will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

Date:	June 19, 2012	By:	/s/ Michael R. Johns
		Name:	Michael R. Johns
		Title:	Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1

Stock Purchase Agreement, dated as of June 13, 2012, among Panther Expedited Services, Inc., the stockholders of Panther Expedited Services, Inc., Arkansas Best Corporation, and Fenway Panther Holdings, LLC, in its capacity as Sellers’ Representative (1)

10.1

Credit Agreement, dated as of June 15, 2012, among Arkansas Best Corporation and certain of its Subsidiaries from time to time party thereto as Borrowers, U.S. Bank National Association, as Administrative Agent, Branch Banking and Trust Company and PNC Bank, National Association, as Syndication Agents, and the Lenders party thereto

(1)       The schedules and exhibits to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Arkansas Best will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.